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                                                                 EXHIBIT 23.1(C)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form
S-4, No. 333-     ) of White Mountains Insurance Group (Arizona), Inc. for the
registration of 5,984,291 shares of its common stock of our report dated March 21, 1997, with respect to the consolidated financial statements and schedule of White Mountains Holdings, Inc. (formerly Fund American Enterprises Holdings, Inc.) included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                            /s/ Ernst & Young LLP

New York, New York
September 23, 1999